Commerce Bank
8000 Forsyth Boulevard
St. Louis, MO  63105-1797
(314) 726-2255

January 15, 1997



Mr. Ronald Krutzman, Treasurer
Laclede Gas Company
720 Olive
St. Louis, MO  63101

Dear Mr. Krutzman:

Commerce Bank, N.A. ("Bank") is pleased to offer a line of credit to Laclede Gas Company ("Borrower") under the following terms and conditions. Accordingly, our officers may, at their discretion, make short-term loans to Laclede Gas Company up to $10,000,000 on such terms as may be mutually agreed upon from time to time.

Purpose:       Working Capital
Amount:        Up to $10,000,000 Ten Million Dollars)
Interest
Rate:          Prime rate of Bank or such lesser rate that may be agreed
               upon at the time of funding.
Term:          Until January 31, 1998
Method of
Borrowing &
Repayment:     Advances shall be evidenced by separate notes and each note issued under this arrangement shall mature not more than
               ninety (90) days from note date.  Notes maturing after
               January 31, 1998, may be renewed in whole or part provided no note matures later than June 30, 1998.  Interest shall be
               payable at maturity on or the date of any prepayment.  Notes issued under this arrangement may be prepaid at any time
               without penalty.
Collateral:    Unsecured
Other:         Execution of note(s) in form acceptable to Bank.  It is
               understood that any loans obtained by any subsidiary of Borrower whether or not they are guaranteed by Borrower are excluded from this agreement and shall not be charged against the amount stated above.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us as we may later agree in writing to modify it. By signing below, you and we agree that there are no unwritten oral agreements between us.

This offer shall automatically expire upon the Borrower's failure to accept this offer within 15 days of the date of this letter.

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If the aforementioned terms and conditions are satisfactory, please indicate the Borrower's acceptance and approval of same by signing and returning the original of this letter. We are pleased to be able to provide this service and look forward to expanding our relationship.

Sincerely,

/s/ John J. Thiebauth
John J. Thiebauth
Executive Vice President

JJT:jc

Accepted and approved this 16th day of January, 1997.

LACLEDE GAS COMPANY

By:  /s/ Ronald L. Krutzman








































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